UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2019

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-38297 (Commission File Number)	47-1628077 (I.R.S. Employer Identification Number)
11120 Four Points Drive, Suite 100 Austin, TX (Address of principal executive offices)	78726 (Zip code)
(512) 346-2000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2019, Howard Greenfield, the Chief Revenue Officer of SailPoint Technologies, Inc., a wholly owned subsidiary of SailPoint Technologies Holdings, Inc., a Delaware corporation (collectively the “Company”), submitted his resignation from this position to the Company, effective July 31, 2019. In connection with his resignation, on April 19, 2019, the Company and Mr. Greenfield entered into a Separation Agreement (the “Separation Agreement”). Mr. Greenfield may revoke the Separation Agreement within a period of seven days after the execution date, after which time if not revoked, the Separation Agreement will become effective (the “Effective Date”). Pursuant to the Separation Agreement, Mr. Greenfield will remain the Chief Revenue Officer of the Company and will continue to receive his base salary and be eligible to participate in certain other compensation plans through July 31, 2019 (the “Termination Date,” and the period between the Effective Date and the Termination Date, the “Transition Period”).

After the Effective Date, provided that Mr. Greenfield has not been terminated for cause and has not voluntarily resigned during the Transition Period, Mr. Greenfield will be entitled to receive, among other things, (i) a cash lump sum severance payment of $1.1 million, less applicable taxes and deductions payable in August 2019, and (ii) reimbursement for six months of insurance coverage under the Consolidated Omnibus Budget Reconciliation Act if incurred. Unvested equity awards outstanding immediately prior to Mr. Greenfield’s Termination Date will be forfeited pursuant to the terms and conditions of such equity awards.

In exchange for the foregoing, Mr. Greenfield agreed to certain customary waivers and releases for the Company’s benefit. The Separation Agreement also contains customary provisions relating to, among other things, confidentiality, cooperation, non-disparagement and defamation, return of information and reaffirmation of prior employment and intellectual property agreements. Additionally, for a period of one year following the Termination Date, Mr. Greenfield will not, directly or indirectly, employ, hire or solicit to hire any of the Company’s current employees, or solicit, encourage or otherwise assist any of the Company’s current employees to leave the Company. This non-solicit obligation is in addition to his existing obligations to the Company.

Item 7.01 Regulation FD Disclosure.

On April 23, 2019, the Company issued a press release announcing the resignation of Mr. Greenfield.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including the press release incorporated into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: April 23, 2019	By:	/s/ Cam McMartin
Cam McMartin
Chief Financial Officer